Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Ryan R. Nelson, CFO, rnelson@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
2024 FOURTH QUARTER AND ANNUAL RESULTS
Fourth Quarter 2024 Net Investment Income of $1.02 Per Share
Fourth Quarter 2024 Distributable Net Investment Income(1) of $1.08 Per Share
Net Asset Value of $31.65 Per Share
HOUSTON, February 27, 2025 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the fourth quarter and full year ended December 31, 2024. Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our” and the “Company” refer to Main Street and its consolidated subsidiaries.
Fourth Quarter 2024 Highlights
•Net investment income of $90.4 million (or $1.02 per share)
•Distributable net investment income(1) of $95.3 million (or $1.08 per share)
•Total investment income of $140.4 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.3% on an annualized basis
•Net increase in net assets resulting from operations of $174.2 million (or $1.97 per share)
•Return on equity(2) of 25.4% on an annualized basis
•Net asset value of $31.65 per share as of December 31, 2024, representing an increase of $1.08 per share, or 3.5%, compared to $30.57 per share as of September 30, 2024
•Declared regular monthly dividends totaling $0.75 per share for the first quarter of 2025, or $0.25 per share for each of January, February and March 2025, representing a 4.2% increase from the regular monthly dividends paid in the first quarter of 2024 and a 2.0% increase from the regular monthly dividends paid in the fourth quarter of 2024
•Declared and paid a supplemental dividend of $0.30 per share, resulting in total dividends paid in the fourth quarter of 2024 of $1.035 per share and representing a 5.6% increase from the total dividends paid in the fourth quarter of 2023
•Completed $167.6 million in total lower middle market (“LMM”) portfolio investments, including investments of $115.8 million in two new LMM portfolio companies, which after aggregate repayments of LMM portfolio debt investments, return of invested equity capital from several LMM portfolio equity investments and a decrease in cost basis due to realized losses on several LMM portfolio investments resulted in a net increase of $11.4 million in the total cost basis of the LMM investment portfolio

•Completed $108.0 million in total private loan portfolio investments, which after aggregate repayments of private loan portfolio debt investments and a decrease in cost basis due to realized losses on several private loan portfolio investments resulted in a net increase of $6.7 million in the total cost basis of the private loan investment portfolio
•Net decrease of $25.2 million in the total cost basis of the middle market investment portfolio
•Fully exited portfolio company investments in Pearl Meyer & Partners, LLC, realizing a gain of $53.7 million in addition to the total dividends of $31.6 million received over the life of the equity investment and resulting in annual internal rate of returns and times money invested returns of 69.0% and 7.7 times on the equity investment and 32.7% and 2.1 times on a cumulative basis since Main Street’s initial investment in 2020, respectively, including all debt and equity investments in the company
Full Year 2024 Highlights
•Net investment income of $355.1 million (or $4.09 per share)
•Distributable net investment income(1) of $375.0 million (or $4.32 per share)
•Total investment income of $541.0 million
•An industry leading position in cost efficiency, with an Operating Expenses to Assets Ratio of 1.3%
•Net increase in net assets resulting from operations of $508.1 million (or $5.85 per share)
•Return on equity(2) of 19.4%
•Net asset value of $31.65 per share as of December 31, 2024, representing an increase of $2.45 per share, or 8.4%, compared to $29.20 per share as of December 31, 2023
•Paid regular monthly dividends totaling $2.91 per share, representing a 6.0% increase from prior year
•Paid supplemental dividends totaling $1.20 per share, representing a 26.3% increase from prior year and resulting in total dividends paid of $4.11 per share, representing an 11.2% increase from prior year and a new record for total annual dividends paid
•Completed $465.5 million in total LMM portfolio investments, including investments totaling $227.8 million in seven new LMM portfolio companies, which after aggregate repayments of LMM portfolio debt investments, return of invested equity capital from several LMM portfolio equity investments and a decrease in cost basis due to realized losses on several LMM portfolio investments resulted in a net increase of $149.4 million in the total cost basis of the LMM investment portfolio
•Completed $895.5 million in total private loan portfolio investments, which after aggregate repayments and sales of private loan portfolio debt investments, return of invested equity capital from several private loan portfolio equity investments and a decrease in cost basis due to realized losses on several private loan portfolio investments resulted in a net increase of $449.2 million in the total cost basis of the private loan investment portfolio
•Net decrease of $117.5 million in the total cost basis of the middle market investment portfolio
•Further diversified our capital structure and enhanced our liquidity position by (i) amending the Corporate Facility to increase the total commitments to $1.110 billion, extend the maturity date to June 2029 and August 2027 on $1.035 billion and $0.075 billion of revolving commitments, respectively, and expand and diversify the lender group to 19 participants, (ii) amending the SPV Facility to increase the total commitments to $600.0 million, extend the final maturity date to September 2029 and decrease the interest rate, (iii) issuing an aggregate principal amount of $400.0 million of the June 2027 Notes and (iv) issuing an aggregate principal amount of $350.0 million of the March 2029 Notes (with the Corporate Facility, SPV Facility, June 2027 Notes and March 2029 Notes each as defined in the Liquidity and Capital Resources section below)

In commenting on the Company’s operating results for the fourth quarter and full year of 2024, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are extremely pleased with our performance in the fourth quarter, which closed a great year for Main Street, highlighted by a record annualized return on equity of 25.4%. After our positive performance in the first three quarters of 2024, our strong performance in the fourth quarter resulted in a return on equity of 19.4% for the full year, strong levels of net investment income per share and distributable net investment income per share for the year and a record net asset value per share. We believe that these continued strong results demonstrate the sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies, the unique contributions of our asset management business and the continued underlying strength and quality of our portfolio companies.”
Mr. Hyzak continued, “Our continued positive performance allowed us to increase the total dividends paid to our shareholders in the fourth quarter by 5.6% over last year, resulting in an 11.2% increase for the full year and continuing our trend of increasing the dividends paid to our shareholders over the past few years, while also continuing to generate distributable net investment income per share which exceeds the total dividends paid to our shareholders. In addition, our strong fourth quarter results and favorable outlook for the first quarter resulted in the declaration of another $0.30 per share supplemental dividend to be paid in March 2025, representing our fourteenth consecutive quarterly supplemental dividend, to go with the nine increases to our regular monthly dividends since the fourth quarter of 2021. We also recently announced the successful NYSE listing and public offering of equity at MSC Income Fund, our largest asset management business client, and are excited about our future plans for the fund. We are also pleased that we continue to maintain very strong liquidity and a conservative leverage profile, and we remain excited about the current opportunities in our lower middle market and private loan investment strategies. We continue to be encouraged by the favorable performance of the companies in our diversified lower middle market and private loan investment portfolios and remain confident that these strategies, together with the benefits of our asset management business and our cost efficient operating structure, will allow us to continue to deliver superior results for our shareholders.”
Fourth Quarter 2024 Operating Results
The following table provides a summary of our operating results for the fourth quarter of 2024:

	Three Months Ended December 31,
	2024	2023	Change ($)	Change (%)
	(dollars in thousands, except per share amounts)
Interest income	$109,963	$100,690	$9,273	9%
Dividend income	24,513	23,782	731	3%
Fee income	5,966	4,837	1,129	23%
Total investment income	$140,442	$129,309	$11,133	9%

Net investment income	$90,356	$90,144	$212	—%
Net investment income per share	$1.02	$1.07	$(0.05)	(5)%

Distributable net investment income (1)	$95,338	$94,846	$492	1%
Distributable net investment income per share (1)	$1.08	$1.12	$(0.04)	(4)%

Net increase in net assets resulting from operations	$174,237	$139,078	$35,159	25%
Net increase in net assets resulting from operations per share	$1.97	$1.65	$0.32	19%

The $11.1 million increase in total investment income in the fourth quarter of 2024 from the comparable period of the prior year was principally attributable to (i) a $9.3 million increase in interest income, primarily due to higher average levels of income producing investment portfolio debt investments, partially offset by an increase in investments on non-accrual status and a decrease in interest rates on floating rate investment portfolio debt investments primarily resulting from decreases in benchmark index rates, (ii) a $1.1 million increase in fee income, primarily related to a $1.6 million increase from increased investment activity, partially offset by a $0.5 million decrease from accelerated amortization and exit, prepayment and amendment activity and (iii) a $0.7 million increase in dividend income, primarily due to an increase of $2.5 million in dividend income from our LMM portfolio companies, partially offset by a $1.0 million decrease in dividend income from our other portfolio investments and a $0.8 million decrease in dividend income from our External Investment Manager (as defined in the External Investment Manager section below). The $11.1 million increase in total investment income in the fourth quarter of 2024 includes the impact of a net decrease of $1.6 million in certain income considered less consistent or non-recurring, primarily related to (i) a $1.6 million decrease in such interest income from accelerated prepayment, repricing and other activity related to certain investment portfolio debt investments and (ii) a $0.2 million decrease in such fee income, partially offset by a $0.2 million increase in such dividend income when compared to the same period in 2023.
Total cash expenses(3) increased $10.6 million, or 30.9%, to $45.1 million in the fourth quarter of 2024 from $34.5 million for the same period in 2023. This increase in total cash expenses was principally attributable to (i) a $9.6 million increase in interest expense and (ii) a $1.3 million increase in cash compensation expenses,(3) partially offset by an increase in expenses allocated to our External Investment Manager. The increase in interest expense is primarily related to (i) an increase in average borrowings outstanding used to fund a portion of the growth of our investment portfolio and (ii) an increased weighted-average interest rate on our debt obligations resulting from the issuance of the March 2029 Notes and the June 2027 Notes and the repayment of the notes repaid at maturity in May 2024, partially offset by a decreased average interest rate on our Credit Facilities (as defined in the Liquidity and Capital Resources section below) due to decreases in benchmark index rates. The increase in cash compensation expenses(3) is primarily related to (i) increased incentive compensation accruals, (ii) increased base compensation rates and (iii) increased headcount to support our growing investment portfolio and asset management activities.
Non-cash compensation expenses(3) increased $0.3 million in the fourth quarter of 2024 from the comparable period of the prior year, primarily driven by a $0.8 million increase in share-based compensation, partially offset by a $0.5 million decrease in deferred compensation expense.
Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(3)) was 1.3% for the fourth quarter of both 2024 and 2023, on an annualized basis.
The $0.2 million increase in net investment income and the $0.5 million increase in distributable net investment income(1) in the fourth quarter of 2024 from the comparable period of the prior year were both principally attributable to the increase in total investment income, partially offset by increased expenses, each as discussed above. Net investment income decreased by $0.05 per share and distributable net investment income(1) decreased by $0.04 per share for the fourth quarter of 2024 as compared to the fourth quarter of 2023, to $1.02 per share and $1.08 per share, respectively. These decreases include the impact of a 4.7% increase in the weighted-average shares outstanding compared to the fourth quarter of 2023, primarily due to shares issued since the beginning of the comparable period of the prior year through our (i) at-the-market (“ATM”) equity issuance program, (ii) dividend reinvestment plan and (iii) equity incentive plans. Net investment income and distributable net investment income(1) on a per share basis in the fourth quarter of 2024 both included a net decrease of $0.02 per share resulting from a decrease in investment income considered less consistent or non-recurring in nature compared to the fourth quarter of 2023, as discussed above.

The $174.2 million net increase in net assets resulting from operations in the fourth quarter of 2024 represents a $35.2 million increase from the fourth quarter of 2023. This increase was primarily the result of (i) a $45.9 million increase in net realized gain from investments resulting from a net realized gain of $28.6 million in the fourth quarter of 2024 compared to a net realized loss of $17.3 million in the fourth quarter of 2023 and (ii) a $2.4 million increase in income tax benefit, partially offset by a $13.3 million decrease in net unrealized appreciation from portfolio investments (including the impact of accounting reversals relating to realized gains/income (losses)). The $28.6 million net realized gain from investments for the fourth quarter of 2024 was primarily the result of (i) a $53.7 million realized gain on the full exit of investments in a LMM portfolio company and (ii) a $2.0 million realized gain on the partial exit of an other portfolio investment, partially offset by (i) a $14.2 million realized loss on the full exit of investments in a LMM portfolio investment, (ii) a $6.2 million realized loss on the restructure of a private loan portfolio investment, (iii) a $5.0 million realized loss on the full exit of a private loan portfolio investment and (iv) a $2.3 million realized loss on the restructure of a LMM portfolio investment.
The following table provides a summary of the total net unrealized appreciation of $52.2 million for the fourth quarter of 2024:

	Three Months Ended December 31, 2024
	LMM (a)	Private Loan	Middle Market	Other		Total
	(dollars in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$(38.3)	$10.1	$0.3	$(2.0)		$(29.9)
Net unrealized appreciation (depreciation) relating to portfolio investments	59.0	(1.8)	0.1	24.8	(b)	82.1
Total net unrealized appreciation relating to portfolio investments	$20.7	$8.3	$0.4	$22.8		$52.2
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(a)LMM includes unrealized appreciation on 42 LMM portfolio investments and unrealized depreciation on 22 LMM portfolio investments.
(b)Primarily consists of $27.6 million of unrealized appreciation related to the External Investment Manager, partially offset by $2.9 million of net unrealized depreciation related to the other portfolio.
Liquidity and Capital Resources
As of December 31, 2024, we had aggregate liquidity of $1.404 billion, including (i) $78.3 million in cash and cash equivalents and (ii) $1.326 billion of aggregate unused capacity under our corporate revolving credit facility (our “Corporate Facility”) and our special purpose vehicle revolving credit facility (our “SPV Facility” and, together with our Corporate Facility, our “Credit Facilities”), which we maintain to support our investment and operating activities.
Several details regarding our capital structure as of December 31, 2024 are as follows:
•Our Corporate Facility included $1.110 billion in total commitments from a diversified group of 19 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.665 billion.
•$208.0 million in outstanding borrowings under our Corporate Facility, with an interest rate of 6.3% based on SOFR effective for the contractual reset date of January 1, 2025.
•Our SPV Facility included $600.0 million in total commitments from a diversified group of six participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $800.0 million.
•$176.0 million in outstanding borrowings under our SPV Facility, with an interest rate of 6.7% based on SOFR effective for the contractual reset date of January 1, 2025

•$500.0 million of notes outstanding that bear interest at a rate of 3.00% per year (the “July 2026 Notes”). The July 2026 Notes mature on July 14, 2026 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$400.0 million of June 2027 Notes outstanding that bear interest at a rate of 6.50% per year with a yield-to-maturity of approximately 6.34% (the “June 2027 Notes”). The June 2027 Notes mature on June 4, 2027 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of notes outstanding that bear interest at a rate of 6.95% per year (the “March 2029 Notes”). The March 2029 Notes mature on March 1, 2029 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business Administration (the “SBA”), had a weighted-average annual fixed interest rate of 3.28% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2027, and the weighted-average remaining duration was 5.6 years.
•$150.0 million of notes outstanding that bear interest at a weighted-average rate of 7.74% per year (the “December 2025 Notes”). The December 2025 Notes mature on December 23, 2025 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•We maintain investment grade debt ratings from each of Fitch Ratings and S&P Global Ratings, both of which have assigned us investment grade corporate and credit ratings of BBB- with a stable outlook.
•Our net asset value totaled $2.8 billion, or $31.65 per share.
Investment Portfolio Information as of December 31, 2024(4)
The following table provides a summary of the investments in our LMM portfolio, private loan portfolio and middle market portfolio as of December 31, 2024:

	As of December 31, 2024
	LMM (a)	Private Loan	Middle Market
	(dollars in millions)
Number of portfolio companies	84	91	15
Fair value	$2,502.9	$1,904.3	$155.3
Cost	$1,937.8	$1,952.5	$195.0
Debt investments as a % of portfolio (at cost)	70.8%	95.4%	86.5%
Equity investments as a % of portfolio (at cost)	29.2%	4.6%	13.5%
% of debt investments at cost secured by first priority lien	99.2%	99.9%	97.2%
Weighted-average annual effective yield (b)	12.8%	11.8%	12.3%
Average EBITDA (c)	$10.2	$30.5	$53.4
___________________________
(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 38%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of December 31, 2024, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status and are weighted based upon the principal amount of each applicable debt investment as of December 31, 2024.
(c)The average EBITDA is calculated using a simple average for the LMM portfolio and a weighted-average for the private loan and middle market portfolios. These calculations exclude certain portfolio companies, including five LMM portfolio companies, five private loan portfolio companies and two middle market companies, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.

The fair value of our LMM portfolio company equity investments was 208% of the cost of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of 2.7 to 1.0 and a median total EBITDA to senior interest expense ratio of 2.7 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were each 2.7 to 1.0.(4)(5)
As of December 31, 2024, our investment portfolio also included:
•Other portfolio investments in 31 entities, spread across 12 investment managers, collectively totaling $124.1 million in fair value and $122.5 million in cost basis, which comprised 2.5% and 2.9% of our investment portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $246.0 million and a cost basis of $29.5 million, which comprised 5.0% and 0.7% of our investment portfolio at fair value and cost, respectively.
As of December 31, 2024, non-accrual investments comprised 0.9% of the total investment portfolio at fair value and 3.5% at cost, and our total portfolio investments at fair value were 116% of the related cost basis.
External Investment Manager
MSC Adviser I, LLC is our wholly owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the External Investment Manager to our net investment income consists of the combination of the expenses we allocate to the External Investment Manager and the dividend income we earn from the External Investment Manager. During the fourth quarter of 2024, the External Investment Manager earned $6.2 million of management fee income, an increase of $0.4 million from the fourth quarter of 2023, and incentive fees of $3.4 million, a decrease of $0.5 million from the fourth quarter of 2023. In addition, we allocated $6.3 million of total expenses to the External Investment Manager, an increase of $0.4 million from the fourth quarter of 2023. The increase in management fee income was attributable to an increase in assets under management, and the decrease in incentive fees was attributable to changes in the performance and operating results from the assets managed for clients. The increase in expenses allocated to the External Investment Manager was primarily related to increased overall operating costs at Main Street and an increase in assets under management. The combination of the dividend income we earned from the External Investment Manager and expenses we allocated to it resulted in a total contribution to our net investment income of $8.7 million, representing a decrease of $0.5 million from the fourth quarter of 2023.
On January 30, 2025, MSC Income Fund, Inc. (“MSC Income”), an externally managed business development company for which the External Investment Manager serves as the investment adviser and administrator, closed a follow-on public offering of shares of its common stock for gross proceeds of $85.4 million and, in connection with the offering, MSC Income’s shares of common stock began trading on the New York Stock Exchange under the ticker symbol “MSIF.” In addition, the underwriters fully exercised their option to purchase additional shares of MSC Income, for additional gross proceeds of $12.8 million. We believe MSC Income’s listing and offering, along with the transition of MSC Income’s investment strategy and investment portfolio to be solely focused on co-investing with Main Street in our private loan investment strategy, provides significant future benefits to Main Street through the opportunity to grow the management fees that the External Investment Manager receives from MSC Income as it executes its growth plans.

We also continue to execute our fund-raising activities of limited partner commitments for our second private loan fund managed by the External Investment Manager. This fund is exclusively focused on investments in our private loan investment strategy and provides us an additional opportunity for continued growth of the benefits from the External Investment Manager.
The External Investment Manager ended the fourth quarter of 2024 with total assets under management of $1.6 billion.
Fourth Quarter and Full Year 2024 Financial Results Conference Call / Webcast
Main Street has scheduled a conference call for Friday, February 28, 2025 at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year 2024 financial results.
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street website at https://www.mainstcapital.com.
A telephonic replay of the conference call will be available through Friday, March 7, 2025 and may be accessed by dialing 201-612-7415 and using the passcode 13750941#. An audio archive of the conference call will also be available on the investor relations section of the company’s website at https://www.mainstcapital.com shortly after the call and will be accessible until the date of Main Street’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Annual Report on Form 10-K for the fiscal year ended December 31, 2024 to be filed with the U.S. Securities and Exchange Commission (www.sec.gov) and Main Street’s Fourth Quarter 2024 Investor Presentation to be posted on the investor relations section of the Main Street website at https://www.mainstcapital.com.
ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides customized long-term debt and equity capital solutions to lower middle market companies and debt capital to private companies owned by or in the process of being acquired by a private equity fund. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop” debt and equity financing alternatives within its lower middle market investment strategy. Main Street seeks to partner with private equity fund sponsors and primarily invests in secured debt investments in its private loan investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s private loan portfolio companies generally have annual revenues between $25 million and $500 million.
Main Street, through its wholly owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS
Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to Main Street’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the U.S. Securities and Exchange Commission (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$52,795	$51,664	$205,367	$197,150
Affiliate investments	22,555	16,106	84,367	69,829
Non‑Control/Non‑Affiliate investments	65,092	61,539	251,292	233,406
Total investment income	140,442	129,309	541,026	500,385
EXPENSES:
Interest	(34,018)	(24,410)	(123,429)	(102,575)
Compensation	(12,261)	(11,419)	(47,486)	(46,279)
General and administrative	(5,188)	(5,128)	(19,347)	(18,042)
Share‑based compensation	(4,939)	(4,169)	(18,793)	(16,520)
Expenses allocated to the External Investment Manager	6,320	5,961	23,088	22,050
Total expenses	(50,086)	(39,165)	(185,967)	(161,366)
NET INVESTMENT INCOME	90,356	90,144	355,059	339,019
NET REALIZED GAIN (LOSS):
Control investments	37,274	—	36,922	(50,532)
Affiliate investments	(5,005)	(2,234)	(4,219)	(18,729)
Non‑Control/Non‑Affiliate investments	(3,700)	(15,050)	13,295	(51,246)
Total net realized gain (loss)	28,569	(17,284)	45,998	(120,507)
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	29,860	39,014	117,867	161,793
Affiliate investments	24,690	6,830	47,299	33,689
Non‑Control/Non‑Affiliate investments	(2,324)	19,663	(27,510)	37,095
Total net unrealized appreciation	52,226	65,507	137,656	232,577
INCOME TAXES:
Federal and state income, excise and other taxes	(2,195)	(1,970)	(8,380)	(6,633)
Deferred taxes	5,281	2,681	(22,253)	(16,009)
Total income tax benefit (provision)	3,086	711	(30,633)	(22,642)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$174,237	$139,078	$508,080	$428,447
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$1.02	$1.07	$4.09	$4.14
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$1.97	$1.65	$5.85	$5.23
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	88,406,094	84,443,301	86,805,755	81,916,663

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,	December 31,
	2024	2023

ASSETS
Investments at fair value:
Control investments	$2,087,890	$2,006,698
Affiliate investments	846,798	615,002
Non‑Control/Non‑Affiliate investments	1,997,981	1,664,571
Total investments	4,932,669	4,286,271
Cash and cash equivalents	78,251	60,083
Interest and dividend receivable and other assets	98,084	89,337
Deferred financing costs, net	12,337	7,879
Total assets	$5,121,341	$4,443,570
LIABILITIES
Credit Facilities	$384,000	$360,000
July 2026 Notes (par: $500,000 as of both December 31, 2024 and 2023)	499,188	498,662
June 2027 Notes (par: $400,000 as of December 31, 2024)	399,282	—
March 2029 Notes (par: $350,000 as of December 31, 2024)	347,002	—
SBIC debentures (par: $350,000 as of both December 31, 2024 and 2023)	343,417	344,535
December 2025 Notes (par: $150,000 as of both December 31, 2024 and 2023)	149,482	148,965
May 2024 Notes (par: $450,000 as of December 31, 2023)	—	450,182
Accounts payable and other liabilities	69,631	62,576
Interest payable	23,290	17,025
Dividend payable	22,100	20,368
Deferred tax liability, net	86,111	63,858
Total liabilities	2,323,503	1,966,171
NET ASSETS
Common stock	884	848
Additional paid‑in capital	2,394,492	2,270,549
Total undistributed earnings	402,462	206,002
Total net assets	2,797,838	2,477,399
Total liabilities and net assets	$5,121,341	$4,443,570
NET ASSET VALUE PER SHARE	$31.65	$29.20

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income,
Total Cash Expenses, Non-Cash Compensation Expenses
and Cash Compensation Expenses
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net investment income	$90,356	$90,144	$355,059	$339,019
Non-cash compensation expenses (3)	4,982	4,702	19,910	17,769
Distributable net investment income (1)	$95,338	$94,846	$374,969	$356,788

Per share amounts:
Net investment income per share -
Basic and diluted	$1.02	$1.07	$4.09	$4.14
Distributable net investment income per share -
Basic and diluted (1)	$1.08	$1.12	$4.32	$4.36

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Share‑based compensation	$(4,939)	$(4,169)	$(18,793)	$(16,520)
Deferred compensation expense	(43)	(533)	(1,117)	(1,249)
Total non-cash compensation expenses (3)	(4,982)	(4,702)	(19,910)	(17,769)

Total expenses	(50,086)	(39,165)	(185,967)	(161,366)
Less non-cash compensation expenses (3)	4,982	4,702	19,910	17,769
Total cash expenses (3)	$(45,104)	$(34,463)	$(166,057)	$(143,597)

Compensation	$(12,261)	$(11,419)	$(47,486)	$(46,279)
Share-based compensation	(4,939)	(4,169)	(18,793)	(16,520)
Total compensation expenses	(17,200)	(15,588)	(66,279)	(62,799)
Non-cash compensation expenses (3)	4,982	4,702	19,910	17,769
Total cash compensation expenses (3)	$(12,218)	$(10,886)	$(46,369)	$(45,030)

MAIN STREET CAPITAL CORPORATION
Endnotes
(1)Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of non-cash compensation expenses.(3) Main Street believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses(3) do not result in a net cash impact to Main Street upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of net investment income in accordance with U.S. GAAP to distributable net investment income is detailed in the financial tables included with this press release.
(2)Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(3)Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S. GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.
(4)Portfolio company financial information has not been independently verified by Main Street.
(5)These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which EBITDA is not a meaningful metric.